UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland	D01 K0Y8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.00% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.50% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon plc’s 4.25% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.60% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.75% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2022, Aon plc, Aon Corporation, Aon Global Holdings plc, Aon Global Limited, the lenders party thereto (the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), entered into that certain Amendment No. 3 to the Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Credit Agreement entered into as of October 19, 2017, among Aon plc, Aon Corporation, Aon Global Holdings plc, Aon Global Limited, the Lenders party thereto, the Administrative Agent, HSBC Bank (USA), National Association, as syndication agent, and Citigroup Global Markets, Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners (as amended by that certain Waiver and Amendment No. 1, dated as of April 1, 2020, and that certain Amendment No. 2, dated as of September 28, 2021, the “Credit Agreement”), in order to, among other things, (i) extend the Facility Termination Date (as defined in the Credit Agreement) from October 19, 2023 to October 19, 2024, (ii) replace the interest rate based on London interbank offered rate with an interest rate based on secured overnight financing rate (“SOFR”), including customary SOFR replacement provisions and (iii) modify pricing in the manner set forth in the Credit Agreement Amendment. All other material terms and provisions of the Credit Agreement are substantially the same as the terms and provisions in place immediately prior to the effectiveness of the Credit Agreement Amendment.

Aon plc and its subsidiaries have other commercial relationships with the Lenders, joint lead arrangers and joint bookrunners, the syndication agent and their respective affiliates. In addition, Aon plc and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the Lenders, joint lead arrangers and joint bookrunners, the syndication agent and/or their respective affiliates.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 3 to the Credit Agreement among Aon plc, Aon Corporation, Aon Global Holdings plc, Aon Global Limited, the lenders party thereto, and Citibank, N.A., as administrative agent.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2022	AON PLC

	By:	/s/ Julie E. Cho
Julie E. Cho
Assistant Company Secretary